Exhibit 99.1

KKR & Co. L.P. Announces Fourth Quarter and Full Year 2013 Results

Strong Investment Returns Drive Record Economic Net Income

GAAP net income (loss) attributable to KKR & Co. L.P. was $277.9 million and $691.2 million for the quarter and year ended December 31, 2013, respectively, up from $96.7 million and $560.8 million in the comparable periods of 2012.

Assets under management (“AUM”) totaled $94.3 billion as of December 31, 2013, up from $75.5 billion as of December 31, 2012. Fee paying assets under management (“FPAUM”) totaled $77.4 billion as of December 31, 2013, up from $60.8 billion as of December 31, 2012.

Total distributable earnings were $510.4 million for the quarter ended December 31, 2013, down from $546.3 million for the quarter ended December 31, 2012. Total distributable earnings were $1,455.9 million for the year December 31, 2013, up from $1,449.4 million in the comparable period of 2012.

Economic net income (“ENI”) was $789.6 million and $2,195.6 million for the quarter and year ended December 31, 2013, respectively, up from $347.7 million and $2,130.9 million in the comparable periods of 2012. Return on equity was 27.4% for the year ended December 31, 2013.

After-tax ENI was $1.08 and $2.99 per adjusted unit for the quarter and year ended December 31, 2013, respectively, up from $0.48 and $2.90 per adjusted unit in the comparable periods on 2012.

Fee related earnings (“FRE”) were $120.1 million and $412.3 million for the quarter and year ended December 31, 2013, respectively, up from $86.0 million and $319.8 million in the comparable periods of 2012.

Book value was $7.8 billion on a total reportable segment basis as of December 31, 2013 or $10.83 per adjusted unit.

KKR & Co. L.P. declares a fourth quarter distribution of $0.48 per common unit, bringing year-to-date distributions for 2013 to $1.40 per common unit, up from $1.22 per common unit for 2012.

KKR & Co. L.P. announced a transaction to acquire KKR Financial Holdings LLC (“KFN”).

NEW YORK--(BUSINESS WIRE)--February 6, 2014--KKR & Co. L.P. (NYSE:KKR) today reported its fourth quarter and full year 2013 results.

For the fourth quarter and year ended December 31, 2013, the carrying value of our private equity investment portfolio appreciated 8.4% and 20.2%, respectively.

AUM and FPAUM were $94.3 billion and $77.4 billion, respectively, as of December 31, 2013, both up from September 30, 2013.

We recently held our final close for our North America Fund XI L.P., Real Estate Partners Americas L.P., and Special Situations Fund L.P. Including general partner, employee and affiliate commitments, our North America Fund XI L.P. closed with $9.0 billion of commitments, Real Estate Partners Americas L.P. closed with $1.5 billion of commitments, and the Special Situations Fund L.P. closed with $2.0 billion of commitments.

On December 16, 2013, KKR announced the signing of a definitive merger agreement where KKR will acquire KFN through a stock-for-stock merger. KFN is a specialty finance company with a portfolio of assets spanning a complementary range of strategies, principally leveraged credit through ownership of subordinated and mezzanine notes across a number of CLOs; special situations; and Private Markets strategies including natural resources, commercial real estate and private equity. KFN is externally managed by KKR. The merger, which is subject to KFN shareholder approval, customary regulatory approvals and other customary closing conditions, is expected to close in the first half of 2014.

In the near term, we expect to close on the acquisition of Avoca Capital (Unlimited) and its affiliates (“Avoca”), a European credit investment manager. The addition of Avoca provides KKR with a leading presence in the European leveraged credit markets and will enable us to expand our credit platform to offer a full spectrum of credit opportunities globally for our fund investors. As of December 31, 2013, Avoca had $8.4 billion in assets under management, which are not included in either AUM or FPAUM.

“Our investment performance, cash flow generation, and balance sheet income translated into $1.5 billion in total distributable earnings, a 27% return on equity, and a distribution of $1.40 per unit for 2013, our highest annual distribution as a public company,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “We continued to see progress across our capital raising, investment performance, monetization and strategic initiatives."

_______________________________________________________________________________________________________

Note: Certain financial measures, including FRE, ENI, after-tax ENI, ENI after taxes and equity-based charges, fee related EBITDA, book value, cash and short-term investments and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits A and B for a reconciliation of such measures to financial results prepared in accordance with GAAP.

GAAP RESULTS

GAAP results for the quarter and year ended December 31, 2013 included net income attributable to KKR & Co. L.P. of $277.9 million and $691.2 million, respectively, and net income attributable to KKR & Co. L.P. per common unit of $0.89 and $2.30, respectively, on a diluted basis. For the quarter and year ended December 31, 2012, net income attributable to KKR & Co. L.P. was $96.7 million and $560.8 million, respectively, and net income attributable to KKR & Co. L.P. per common unit were $0.36 and $2.21, respectively, on a diluted basis. The increase quarter over quarter was primarily due to (i) an increase in management fees attributable to new capital raised; (ii) higher transaction fees; (iii) a higher level of total investment income; and (iv) an increase in KKR & Co. L.P.’s ownership percentage in the KKR business. The year over year increase was primarily due to (i) an increase in management fees attributable to new capital raised; (ii) higher transaction fees; (iii) the acquisition of Prisma; and (iv) an increase in KKR & Co. L.P.’s ownership percentage in the KKR business.

SEGMENT RESULTS

Private Markets

AUM was $61.2 billion as of December 31, 2013, an increase of $1.5 billion, or 2.5%, compared to AUM of $59.7 billion as of September 30, 2013. The increase was primarily attributable to appreciation in the fair value of our private equity portfolio and to a lesser extent new capital raised from fund investors. The increase was partially offset by distributions to the limited partners of our private equity funds arising from realizations.

FPAUM was $50.2 billion as of December 31, 2013, an increase of $0.3 billion, or 0.6%, compared to FPAUM of $49.9 billion as of September 30, 2013. The increase was primarily attributable to new capital raised from fund investors largely offset by distributions to the limited partners of our private equity funds arising from realizations.

FRE was $30.5 million for the quarter ended December 31, 2013, a decrease of $1.9 million, or 5.9%, compared to FRE of $32.4 million for the quarter ended December 31, 2012. The decrease was primarily driven by higher compensation expense due to additional headcount and higher other operating expenses. The decrease was partially offset by higher management fees resulting from new capital raised and higher transaction fees.

FRE was $158.3 million for the year ended December 31, 2013, an increase of $7.3 million, or 4.8%, compared to FRE of $151.0 million for the year ended December 31, 2012. The increase was primarily driven by higher management fees resulting from new capital raised and higher transaction fees. The increase was partially offset by higher compensation expense due to additional headcount and higher other operating expenses.

ENI was $368.6 million for the quarter ended December 31, 2013, an increase of $190.8 million, or 107.3%, compared to ENI of $177.8 million for the quarter ended December 31, 2012. The increase was primarily attributable to higher net carried interest resulting from a higher level of appreciation in our private equity portfolio.

ENI was $952.5 million for the year ended December 31, 2013, an increase of $120.8 million, or 14.5%, compared to ENI of $831.7 million for the year ended December 31, 2012. The increase was primarily attributable to higher net carried interest resulting from a lower level of management fee refunds and the increase in FRE discussed above.

Public Markets

AUM was $33.1 billion as of December 31, 2013, an increase of $2.6 billion, or 8.5%, compared to AUM of $30.5 billion as of September 30, 2013. FPAUM was $27.2 billion as of December 31, 2013, an increase of $3.5 billion, or 14.8%, compared to FPAUM of $23.7 billion as of September 30, 2013. For both AUM and FPAUM, the increases were primarily attributable to net new capital raised from fund investors.

FRE was $63.6 million for the quarter ended December 31, 2013, an increase of $34.2 million, or 116.3%, compared to FRE of $29.4 million for the quarter ended December 31, 2012. The increase was principally attributable to higher incentive fees earned and higher management fees related to new capital raised from fund investors. The increase was partially offset by higher operating expenses.

FRE was $155.4 million for the year ended December 31, 2013, an increase of $74.9 million, or 93.0%, compared to FRE of $80.5 million for the year ended December 31, 2012. The increase was primarily attributable to (i) higher management fees related to new capital raised from fund investors,(ii) the acquisition of Prisma and (iii) higher incentive fees earned. The increase was partially offset by higher operating expenses primarily related to one-time expenses incurred in connection with the launch of a closed-end fund in 2013.

ENI was $73.3 million for the quarter ended December 31, 2013, an increase of $35.9 million, or 96.0%, compared to ENI of $37.4 million for the quarter ended December 31, 2012. The increase was primarily driven by the increase in FRE discussed above.

ENI was $191.4 million for the year ended December 31, 2013, an increase of $88.5 million, or 86.0%, compared to ENI of $102.9 million for the year ended December 31, 2012. The increase was primarily driven by the increase in FRE discussed above and to a lesser extent higher net carried interest due to certain credit investment vehicles beginning to earn carry in 2013.

Capital Markets and Principal Activities

FRE was $26.0 million for the quarter ended December 31, 2013, an increase of $1.8 million, or 7.4%, compared to FRE of $24.2 million for the quarter ended December 31, 2012. FRE was $98.7 million for the year ended December 31, 2013, an increase of $10.4 million, or 11.8%, compared to FRE of $88.3 million for the year ended December 31, 2012. The increases in both comparable periods were primarily driven by a higher level of overall capital markets transaction activity, partially offset by higher compensation expense.

ENI was $347.8 million for the quarter ended December 31, 2013, an increase of $215.2 million, or 162.3%, compared to ENI of $132.6 million for the quarter ended December 31, 2012. The increase was primarily attributable to a higher level of investment income from our principal investments.

ENI was $1,051.7 million for the year ended December 31, 2013, a decrease of $144.5 million, or 12.1%, compared to ENI of $1,196.2 million for the year ended December 31, 2012. The decrease was primarily due to a lower level of investment income from our principal investments, partially offset by the increase in FRE discussed above. While the fair value of our principal investments increased during the year ended December 31, 2013, the level of appreciation was lower than in 2012.

CAPITAL AND LIQUIDITY

As of December 31, 2013, KKR had $2.2 billion of cash and short-term investments on a total reportable segment basis and $1.0 billion of outstanding debt obligations. KKR’s availability for borrowings was $750.0 million (which is reduced by an outstanding letter of credit), which does not include a $500.0 million revolving credit facility for use in its capital markets business that was undrawn as of December 31, 2013.

As of December 31, 2013, KKR’s portion of total uncalled commitments to its investment funds was $1.2 billion, consisting of the following (amounts in thousands):

Uncalled Commitments
Private Markets
North America Fund XI	$324,800
Energy Income and Growth Fund	227,500
Real Estate Partners Americas	123,200
European Fund III	121,500
Asian Fund II	72,400
2006 Fund	61,700
Infrastructure	19,900
Natural Resources	11,100
China Growth Fund	6,400
Asian Fund	3,700
E2 Investors (Annex Fund)	900
Co-Investment Vehicles	39,200
Total Private Markets Commitments	1,012,300

Public Markets
Special Situations Vehicles	125,900
Mezzanine Fund	21,200
Direct Lending Vehicles	12,600
Total Public Markets Commitments	159,700

Total Uncalled Commitments	$1,172,000

DISTRIBUTION

A distribution of $0.48 per common unit has been declared, comprised of (i) $0.12 per common unit from after-tax FRE, (ii) $0.22 per common unit from realized cash carry, and (iii) $0.14 per common unit from net realized principal investment income. The distribution will be paid on March 4, 2014 to unitholders of record as of the close of business on February 18, 2014. Please refer to the distribution policy presented later in this release.

CONFERENCE CALL

A conference call to discuss KKR’s financial results will be held on Thursday, February 6, 2014 at 10:00 a.m. EST. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investors Center section of KKR’s website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR’s website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 35363339 beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. L.P. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.

ABOUT KKR

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $94.3 billion in assets under management as of December 31, 2013. With offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with fund investors through its client relationships and capital markets platform. KKR & Co. L.P. is publicly traded on the New York Stock Exchange (NYSE: KKR) and “KKR”, as used in this release, includes its subsidiaries, their managed investment funds and accounts, and/or their affiliated investment vehicles, as appropriate. For additional information, please visit KKR’s website at www.kkr.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, FRE, total distributable earnings, ENI, after-tax ENI, ENI after taxes and equity-based charges, fee related EBITDA, committed dollars invested and syndicated capital, uncalled commitments, core interest expense, cash and short-term investments, net realized principal investment income and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions or strategic partnerships such as Prisma, Nephila, Avoca or KFN; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 22, 2013, and other filings with the SEC, which are available at www.sec.gov.

KKR
CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended		Year Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Revenues
Fees	$224,902	$177,621	$762,546	$568,442

Expenses
Compensation and Benefits	405,687	261,454	1,266,592	1,280,854
Occupancy and Related Charges	15,684	14,569	61,720	58,205
General, Administrative and Other	158,920	82,249	438,826	259,729
Total Expenses	580,291	358,272	1,767,138	1,598,788

Investment Income (Loss)
Net Gains (Losses) from Investment Activities	3,227,327	874,507	7,826,082	7,871,673
Dividend Income	325,507	677,590	695,521	940,888
Interest Income	122,509	98,929	474,759	358,598
Interest Expense	(26,923)	(16,407)	(99,616)	(69,164)
Total Investment Income (Loss)	3,648,420	1,634,619	8,896,746	9,101,995

Income (Loss) Before Taxes	3,293,031	1,453,968	7,892,154	8,071,649

Income Taxes	12,401	5,628	37,926	43,405

Net Income (Loss)	3,280,630	1,448,340	7,854,228	8,028,244

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	36,263	16,412	62,255	34,963
Net Income (Loss) Attributable to
Noncontrolling Interests	2,966,454	1,335,200	7,100,747	7,432,445

Net Income (Loss) Attributable to KKR & Co. L.P.	$277,913	$96,728	$691,226	$560,836

Distributions Declared per KKR & Co. L.P. Common Unit	$0.48	$0.70	$1.40	$1.22

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.96	$0.39	$2.51	$2.35
Diluted (a)	$0.89	$0.36	$2.30	$2.21
Weighted Average Common Units Outstanding
Basic	288,045,501	249,303,558	274,910,628	238,503,257
Diluted (a)	312,340,336	268,192,128	300,254,090	254,093,160

(a)	KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit given that the exchange of these units would proportionally increase KKR & Co. L.P.’s interests in KKR’s business and would have an anti-dilutive effect on earnings per common unit as a result of certain tax benefits KKR & Co. L.P. is assumed to receive upon the exchange.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Fees
Management and incentive fees:
Management fees	$175,246	$173,245	$144,355	$665,630	$529,107
Incentive fees	36,695	1,225	12,350	72,359	43,845
Management and incentive fees	211,941	174,470	156,705	737,989	572,952

Monitoring and transaction fees:
Monitoring fees	26,282	33,010	32,988	120,267	116,565
Transaction fees	104,475	129,127	76,840	336,686	240,108
Fee credits	(47,014)	(61,782)	(37,991)	(166,612)	(105,730)
Net monitoring and transaction fees	83,743	100,355	71,837	290,341	250,943

Total fees	295,684	274,825	228,542	1,028,330	823,895

Expenses
Compensation and benefits	95,945	92,229	76,001	343,772	272,811
Occupancy and related charges	14,264	15,674	13,763	56,327	55,068
Other operating expenses	65,342	60,884	52,799	215,883	176,205
Total expenses	175,551	168,787	142,563	615,982	504,084

Fee Related Earnings	120,133	106,038	85,979	412,348	319,811

Investment income (loss)
Realized carried interest	250,500	81,532	168,320	690,027	475,707
Unrealized carried interest	347,239	278,004	100,616	754,423	956,203
Gross carried interest	597,739	359,536	268,936	1,444,450	1,431,910
Less: allocation to KKR carry pool	(241,397)	(145,512)	(107,514)	(582,949)	(581,206)
Less: management fee refunds (a)	(8,564)	(7,767)	(8,712)	(30,282)	(143,723)
Net carried interest	347,778	206,257	152,710	831,219	706,981
Realized other investment income (loss)	250,856	102,766	366,878	657,139	866,776
Unrealized other investment income (loss)	72,825	200,706	(256,642)	301,262	244,346
Total other investment income (loss)	323,681	303,472	110,236	958,401	1,111,122
Total investment income (loss)	671,459	509,729	262,946	1,789,620	1,818,103

Income (Loss) before noncontrolling interests
in Income of consolidated entities	791,592	615,767	348,925	2,201,968	2,137,914
Income (Loss) attributable to
noncontrolling interests	1,943	2,020	1,245	6,387	7,043

Economic Net Income (Loss)	$789,649	$613,747	$347,680	$2,195,581	$2,130,871

Provision for Income Taxes	16,048	11,950	10,632	61,601	102,420

Economic Net Income (Loss), After Taxes (b)	$773,601	$601,797	$337,048	$2,133,980	$2,028,451

Economic Net Income (Loss), After Taxes per Adjusted Unit (b)	$1.08	$0.84	$0.48	$2.99	$2.90

Assets Under Management	$94,320,300	$90,169,200	$75,527,500	$94,320,300	$75,527,500
Fee Paying Assets Under Management	$77,397,500	$73,611,900	$60,846,000	$77,397,500	$60,846,000
Committed Dollars Invested and Syndicated Capital	$2,943,500	$2,848,700	$1,715,700	$8,506,000	$4,354,900
Uncalled Commitments	$22,463,900	$22,718,400	$16,071,900	$22,463,900	$16,071,900

Other Information
Fee Related Earnings	$120,133	$106,038	$85,979	$412,348	$319,811
Plus: depreciation and amortization	3,658	3,601	3,580	14,648	12,499
Fee Related EBITDA	$123,791	$109,639	$89,559	$426,996	$332,310

Total Distributable Earnings (b)	$510,351	$251,137	$546,290	$1,455,878	$1,449,396

GAAP interest expense	$26,923	$25,056	$16,407	$99,616	$69,164
Less: interest expense related to debt obligations
from investment financing arrangements	9,919	8,841	7,014	33,954	31,050
Core Interest Expense (b)	$17,004	$16,215	$9,393	$65,662	$38,114

Economic Net Income (Loss),
After Taxes and Equity-based Charges (b)	$743,473	$570,570	$321,850	$2,019,271	$1,965,574

Return on Equity (c)				27.4%	31.0%

(a)	As of December 31, 2013, there is no carried interest subject to management fee refunds, which may reduce carried interest in future periods.
(b)	See definitions for economic net income (loss), after taxes, adjusted units, total distributable earnings, core interest expense and economic net income (loss), after taxes and equity-based charges under “Notes to Reportable Segments.”
(c)	Return on equity measures the amount of net income generated as a percentage of capital invested in KKR’s business. Return on equity is calculated by dividing Economic Net Income (Loss), After Taxes and Equity-based Charges by the average book value during the period.

KKR
SUPPLEMENTAL STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION (SAMPLE)
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Segment Revenues
Fees	$295,684	$274,825	$228,542	$1,028,330	$823,895
Gross Carried Interest - net of Management Fee Refunds	589,175	351,769	260,224	1,414,168	1,288,187
Investment Income (Loss)	323,681	303,472	110,236	958,401	1,111,122
Total Segment Revenues	1,208,540	930,066	599,002	3,400,899	3,223,204

Segment Expenses
Allocation to Carry Pool	241,397	145,512	107,514	582,949	581,206
Compensation and benefits	95,945	92,229	76,001	343,772	272,811
Equity-based Charges	30,128	31,227	15,198	114,709	62,877
Occupancy and Related Charges	14,264	15,674	13,763	56,327	55,068
Other Operating Expenses	65,342	60,884	52,799	215,883	176,205
Total Segment Expenses	447,076	345,526	265,275	1,313,640	1,148,167

Income (Loss) attributable to noncontrolling interests	1,943	2,020	1,245	6,387	7,043

Economic Net Income (Loss) After Equity-based Charges	$759,521	$582,520	$332,482	$2,080,872	$2,067,994

Provision for Income Taxes	16,048	11,950	10,632	61,601	102,420

Economic Net Income (Loss),
After Taxes and Equity-based Charges	$743,473	$570,570	$321,850	$2,019,271	$1,965,574

Economic Net Income (Loss),
After Taxes and Equity-based Charges Per Adjusted Unit	$1.04	$0.80	$0.46	$2.82	$2.81

Weighted Average Adjusted Units (Fully Diluted Basis)	716,807,180	715,781,663	704,805,537	714,835,941	699,988,443

Return on Equity				27.4%	31.0%

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PRIVATE MARKETS SEGMENTS (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Fees
Management and incentive fees:
Management fees	$118,781	$119,410	$104,804	$459,496	$423,921
Incentive fees	-	-	-	-	-
Management and incentive fees	118,781	119,410	104,804	459,496	423,921

Monitoring and transaction fees:
Monitoring fees	26,282	33,010	32,988	120,267	116,565
Transaction fees	53,507	54,968	41,231	150,118	96,454
Fee credits	(39,509)	(46,597)	(37,721)	(136,662)	(97,362)
Net monitoring and transaction fees	40,280	41,381	36,498	133,723	115,657

Total fees	159,061	160,791	141,302	593,219	539,578

Expenses
Compensation and benefits	66,994	65,400	53,383	231,911	192,765
Occupancy and related charges	12,110	13,367	12,075	48,045	48,562
Other operating expenses	49,466	37,586	43,463	154,982	147,253
Total expenses	128,570	116,353	108,921	434,938	388,580

Fee Related Earnings	30,491	44,438	32,381	158,281	150,998

Investment income (loss)
Realized carried interest	250,500	81,532	168,320	690,027	475,707
Unrealized carried interest	330,113	263,982	86,976	692,085	917,048
Gross carried interest	580,613	345,514	255,296	1,382,112	1,392,755
Less: allocation to KKR carry pool	(234,547)	(139,903)	(102,058)	(558,014)	(565,543)
Less: management fee refunds	(8,564)	(7,767)	(8,712)	(30,282)	(143,723)
Net carried interest	337,502	197,844	144,526	793,816	683,489
Realized other investment income (loss)	-	-	-	-	-
Unrealized other investment income (loss)	824	3,357	1,158	1,897	599
Total other investment income (loss)	824	3,357	1,158	1,897	599
Total investment income (loss)	338,326	201,201	145,684	795,713	684,088

Income (Loss) before noncontrolling interests
in Income of consolidated entities	368,817	245,639	178,065	953,994	835,086
Income (Loss) attributable to
noncontrolling interests	256	433	292	1,498	3,390

Economic Net Income (Loss)	$368,561	$245,206	$177,773	$952,496	$831,696

Assets Under Management	$61,242,900	$59,678,300	$49,127,600	$61,242,900	$49,127,600
Fee Paying Assets Under Management	$50,156,300	$49,889,500	$41,173,000	$50,156,300	$41,173,000
Committed Dollars Invested	$2,122,600	$1,805,800	$1,220,800	$5,840,900	$3,026,300
Uncalled Commitments	$20,101,600	$21,103,800	$14,271,100	$20,101,600	$14,271,100

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PUBLIC MARKETS SEGMENTS (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Fees
Management and incentive fees:
Management fees	$56,465	$53,835	$39,551	$206,134	$105,186
Incentive fees	36,695	1,225	12,350	72,359	43,845
Management and incentive fees	93,160	55,060	51,901	278,493	149,031

Monitoring and transaction fees:
Monitoring fees	-	-	-	-	-
Transaction fees	9,431	20,534	1,974	40,314	14,495
Fee credits	(7,505)	(15,185)	(270)	(29,950)	(8,368)
Net monitoring and transaction fees	1,926	5,349	1,704	10,364	6,127

Total fees	95,086	60,409	53,605	288,857	155,158

Expenses
Compensation and benefits	17,082	18,606	16,097	77,378	50,705
Occupancy and related charges	1,800	1,906	1,479	6,863	5,606
Other operating expenses (a)	12,567	19,670	6,596	49,210	18,350
Total expenses	31,449	40,182	24,172	133,451	74,661

Fee Related Earnings (a)	63,637	20,227	29,433	155,406	80,497

Investment income (loss)
Realized carried interest	-	-	-	-	-
Unrealized carried interest	17,126	14,022	13,640	62,338	39,155
Gross carried interest	17,126	14,022	13,640	62,338	39,155
Less: allocation to KKR carry pool	(6,850)	(5,609)	(5,456)	(24,935)	(15,663)
Less: management fee refunds	-	-	-	-	-
Net carried interest	10,276	8,413	8,184	37,403	23,492
Realized other investment income (loss)	-	-	-	-	-
Unrealized other investment income (loss)	36	(4)	30	116	20
Total other investment income (loss)	36	(4)	30	116	20
Total investment income (loss)	10,312	8,409	8,214	37,519	23,512

Income (Loss) before noncontrolling interests
in Income of consolidated entities	73,949	28,636	37,647	192,925	104,009
Income (Loss) attributable to
noncontrolling interests	625	202	292	1,560	1,079

Economic Net Income (Loss)	$73,324	$28,434	$37,355	$191,365	$102,930

Assets Under Management	$33,077,400	$30,490,900	$26,399,900	$33,077,400	$26,399,900
Fee Paying Assets Under Management	$27,241,200	$23,722,400	$19,673,000	$27,241,200	$19,673,000
Committed Dollars Invested	$690,900	$326,400	$226,400	$1,553,000	$784,800
Uncalled Commitments	$2,362,300	$1,614,600	$1,800,800	$2,362,300	$1,800,800
Gross Dollars Invested	$1,481,100	$1,498,000	$365,600	$4,213,300	$1,678,700

(a)	For the quarter ended September 30, 2013 and for the year ended December 31, 2013, other operating expenses include $9.7 million of one-time expenses incurred in connection with the launch of a closed-end fund.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENTS (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Fees
Management and incentive fees:
Management fees	$-	$-	$-	$-	$-
Incentive fees	-	-	-	-	-
Management and incentive fees	-	-	-	-	-

Monitoring and transaction fees:
Monitoring fees	-	-	-	-	-
Transaction fees	41,537	53,625	33,635	146,254	129,159
Fee credits	-	-	-	-	-
Net monitoring and transaction fees	41,537	53,625	33,635	146,254	129,159

Total fees	41,537	53,625	33,635	146,254	129,159

Expenses
Compensation and benefits	11,869	8,223	6,521	34,483	29,341
Occupancy and related charges	354	401	209	1,419	900
Other operating expenses	3,309	3,628	2,740	11,691	10,602
Total expenses	15,532	12,252	9,470	47,593	40,843

Fee Related Earnings	26,005	41,373	24,165	98,661	88,316

Investment income (loss)
Realized carried interest	-	-	-	-	-
Unrealized carried interest	-	-	-	-	-
Gross carried interest	-	-	-	-	-
Less: allocation to KKR carry pool	-	-	-	-	-
Less: management fee refunds	-	-	-	-	-
Net carried interest	-	-	-	-	-
Realized other investment income (loss)	250,856	102,766	366,878	657,139	866,776
Unrealized other investment income (loss)	71,965	197,353	(257,830)	299,249	243,727
Total other investment income (loss) (a)	322,821	300,119	109,048	956,388	1,110,503
Total investment income (loss)	322,821	300,119	109,048	956,388	1,110,503

Income (Loss) before noncontrolling interests
in Income of consolidated entities	348,826	341,492	133,213	1,055,049	1,198,819
Income (Loss) attributable to
noncontrolling interests	1,062	1,385	661	3,329	2,574

Economic Net Income (Loss)	$347,764	$340,107	$132,552	$1,051,720	$1,196,245

Syndicated Capital	$130,000	$716,500	$268,500	$1,112,100	$543,800

(a)	Amount is net of (i) interest expense and (ii) certain compensation and general and administrative expenses incurred in the generation of net realized principal investment income that is not included in “Compensation and benefits” and “Other operating expenses” above and on both page 6 and page 7.

KKR
BALANCE SHEETS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

As of December 31, 2013
			Capital
			Markets and
	Private	Public	Principal		Total
	Markets	Markets	Activities		Reportable
	Segment	Segment	Segment		Segments

Cash and short-term investments	$177,547	$19,571	$1,963,979		$2,161,097
Investments	-	-	4,980,265	(a)	4,980,265
Unrealized carry	1,116,996	62,342	-		1,179,338
Other assets	305,890	278,978	77,489		662,357
Total assets	$1,600,433	$360,891	$7,021,733		$8,983,057

Debt obligations	$-	$-	$1,000,000		$1,000,000
Other liabilities	77,374	18,622	53,200		149,196
Total liabilities	77,374	18,622	1,053,200		1,149,196

Noncontrolling interests	1,302	1,071	68,888		71,261

Book value	$1,521,757	$341,198	$5,899,645		$7,762,600

Book value per adjusted unit					$10.83

As of December 31, 2012
			Capital
			Markets and
	Private	Public	Principal		Total
	Markets	Markets	Activities		Reportable
	Segment	Segment	Segment		Segments

Cash and short-term investments	$358,237	$28,690	$1,147,360		$1,534,287
Investments	-	-	4,758,157		4,758,157
Unrealized carry	730,292	24,939	-		755,231
Other assets	207,047	280,472	62,119		549,638
Total assets	$1,295,576	$334,101	$5,967,636		$7,597,313

Debt obligations	$-	$-	$500,000		$500,000
Other liabilities	78,724	16,433	24,275		119,432
Total liabilities	78,724	16,433	524,275		619,432

Noncontrolling interests	1,339	739	18,619		20,697

Book value	$1,215,513	$316,929	$5,424,742		$6,957,184

Book value per adjusted unit					$9.87

(a)	See Capital Markets and Principal Activities segment schedule of investments that follows.

KKR
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS (UNAUDITED)
(Amounts in thousands, except percentage amounts)

	As of December 31, 2013
Investment	Cost	Fair Value	Fair Value as a Percentage of Investments

Co-investments in Portfolio Companies of
Private Equity Investment Vehicles	$1,544,331	$2,130,058	42.8%

Private Equity Investment Vehicles
KKR 2006 Fund L.P.	330,066	389,879	7.8%
KKR European Fund III L.P.	244,292	312,279	6.3%
KKR North America Fund XI L.P.	96,340	106,079	2.1%
KKR Asian Fund L.P.	89,978	101,380	2.0%
KKR European Fund II L.P.	39,013	43,052	0.9%
KKR Millenium Fund L.P.	47,430	39,793	0.8%
KKR E2 Investors, L.P.	14,209	27,707	0.6%
Co-Investments	16,249	17,064	0.3%
KKR China Growth Fund L.P.	3,452	4,303	0.1%
KKR European Fund L.P.	47,664	4,273	0.1%
KKR Asian Fund II L.P.	2,624	2,563	0.1%
	931,317	1,048,372	21.1%

Private Equity Total	2,475,648	3,178,430	63.9%

Real Assets
Energy Income and Growth	207,661	211,301	4.2%
Real Estate Fund	79,363	108,487	2.2%
Infrastructure Fund	36,778	38,420	0.8%
Co-Investments	11,241	13,117	0.3%
Natural Resources	12,842	8,147	0.2%
Real Assets Total	347,885	379,472	7.7%

Private Markets Total	2,823,533	3,557,902	71.6%

Public Markets Investment Vehicles
Liquid Credit	187,262	198,784	4.0%
Special Situations	125,795	138,881	2.8%
Credit Relative Value	122,000	136,643	2.7%
Long/Short Equities	100,000	121,098	2.4%
Direct Lending	56,720	63,163	1.3%
Mezzanine Fund	20,380	24,659	0.5%
Public Markets Total	612,157	683,228	13.7%

Other	715,477	739,135	14.7%

Total Investments	$4,151,167	$4,980,265	100.0%

Significant Aggregate Investments: (a)
Alliance Boots GmbH	$228,769	$640,717	12.9%
HCA Inc.	70,117	287,324	5.8%
First Data Corporation	327,211	265,062	5.3%
	626,097	1,193,103	24.0%

Other investments	3,525,070	3,787,162	76.0%
Total Investments	$4,151,167	$4,980,265	100.0%

(a)	The significant aggregate investments include investments in portfolio companies with individual fair values of 5% or more of the Capital Markets and Principal Activities segment investments balance as of December 31, 2013. The fair value figures include the co-investment and the limited partner and/or general partner interests in the underlying portfolio company.

KKR
ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended December 31, 2013

September 30, 2013	$59,678,300	$30,490,900		$90,169,200
New Capital Raised	1,294,100	2,523,800		3,817,900
Distributions	(3,088,900)	(735,100)	(b)	(3,824,000)
Foreign Exchange	10,700	-		10,700
Change in Value	3,348,700	797,800		4,146,500
December 31, 2013	$61,242,900	$33,077,400		$94,320,300

Year Ended December 31, 2013

December 31, 2012	$49,127,600	$26,399,900		$75,527,500
New Capital Raised	13,613,100	7,580,400		21,193,500
Distributions	(9,197,900)	(2,687,600)	(c)	(11,885,500)
Net Changes in Fee Base of Certain Funds (a)	(272,300)	-		(272,300)
Foreign Exchange	32,800	-		32,800
Change in Value	7,939,600	1,784,700		9,724,300
December 31, 2013	$61,242,900	$33,077,400		$94,320,300

KKR
FEE PAYING ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended December 31, 2013

September 30, 2013	$49,889,500	$23,722,400		$73,611,900
New Capital Raised	1,469,800	3,473,700		4,943,500
Distributions	(1,327,000)	(591,100)	(b)	(1,918,100)
Foreign Exchange	65,300	-		65,300
Change in Value	58,700	636,200		694,900
December 31, 2013	$50,156,300	$27,241,200		$77,397,500

Year Ended December 31, 2013

December 31, 2012	$41,173,000	$19,673,000		$60,846,000
New Capital Raised	13,200,600	7,927,500		21,128,100
Distributions	(3,860,800)	(1,875,900)	(c)	(5,736,700)
Net Changes in Fee Base of Certain Funds (a)	(654,700)	-		(654,700)
Foreign Exchange	172,700	-		172,700
Change in Value	125,500	1,516,600		1,642,100
December 31, 2013	$50,156,300	$27,241,200		$77,397,500

*	Exclude those assets managed by entities where KKR holds less than a 50% ownership interest.

(a)	Represents the impact of certain funds entering the post-investment period.
(b)	Includes $327.3 million of redemptions by fund investors.
(c)	Includes $1,021.8 million of redemptions by fund investors.

KKR
INVESTMENT VEHICLE SUMMARY (a) (UNAUDITED)
As of December 31, 2013
(Amounts in millions, except percentages)

	Investment Period		Amount
					Percentage
					Committed
	Commencement			Uncalled	by General			Remaining	Remaining Fair
	Date	End Date	Commitment	Commitments	Partner	Invested	Realized	Cost	Value
Private Markets

Private Equity Funds
Asian Fund II	4/2013	4/2019	$5,825.0	$5,615.1	1.3%	$209.9	$-	$209.9	$201.1
North America Fund XI	9/2012	9/2018	8,718.4	5,903.3	2.9%	2,815.1	3.9	2,815.1	3,079.3
China Growth Fund	11/2010	11/2016	1,010.0	674.5	1.0%	335.5	32.6	318.0	399.9
E2 Investors (Annex Fund)	8/2009	11/2013	209.5	13.6	4.5%	195.9	-	195.9	426.3
European Fund III	3/2008	3/2014	6,241.1	1,689.4	4.6%	4,551.7	653.5	4,194.4	5,660.0
Asian Fund	7/2007	4/2013	3,983.3	134.1	2.5%	3,849.2	1,693.6	2,979.1	5,128.3
2006 Fund	9/2006	9/2012	17,642.2	1,205.4	2.1%	16,436.8	11,719.7	9,770.5	15,094.9
European Fund II	11/2005	10/2008	5,750.8	-	2.1%	5,750.8	4,513.2	2,220.4	3,960.0
Millennium Fund	12/2002	12/2008	6,000.0	-	2.5%	6,000.0	10,119.1	1,837.9	3,181.2
European Fund	12/1999	12/2005	3,085.4	-	3.2%	3,085.4	8,720.0	-	51.6
Total Private Equity Funds			58,465.7	15,235.4		43,230.3	37,455.6	24,541.2	37,182.6

Co-Investment Vehicles	Various	Various	3,166.3	974.5	Various	2,191.8	2,418.8	1,583.3	2,044.3
Total Private Equity			61,632.0	16,209.9		45,422.1	39,874.4	26,124.5	39,226.9

Real Assets
Energy Income and Growth Fund	9/2013	9/2018	1,413.5	1,269.4	17.9%	144.1	6.1	137.6	140.7
Natural Resources Fund	Various	Various	876.1	303.1	Various	573.0	73.2	519.4	327.8
Global Energy Opportunities	Various	Various	861.0	716.6	Various	144.4	0.7	144.4	132.3
Infrastructure Fund	Various	Various	1,042.4	388.6	4.8%	653.8	24.3	653.8	710.3
Infrastructure Co-Investments	Various	Various	1,356.0	251.5	Various	1,104.5	226.8	1,104.5	1,319.5
Real Estate Partners Americas	5/2013	12/2016	1,229.1	962.5	16%	266.6	-	266.6	368.4
Real Assets			6,778.1	3,891.7		2,886.4	331.1	2,826.3	2,999.0

Private Markets Total			68,410.1	20,101.6		48,308.5	40,205.5	28,950.8	42,225.9

Public Markets

Special Situations Vehicles	Various	Various	3,519.1	1,703.7	Various	1,815.4	729.2	1,452.7	1,660.7
Mezzanine Fund	3/2010	8/2015	987.0	464.1	4.6%	522.9	146.6	464.9	545.3
Direct Lending Vehicles	Various	Various	748.8	194.5	Various	554.3	27.3	554.3	596.6

Public Markets Total			5,254.9	2,362.3		2,892.6	903.1	2,471.9	2,802.6

Grand Total			$73,665.0	$22,463.9		$51,201.1	$41,108.6	$31,422.7	$45,028.5

(a)	Reflects investment vehicles for which KKR has the ability to earn carried interest.

KKR
DISTRIBUTION CALCULATION (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Cash Revenues
Fees	$295,684	$274,825	$228,542	$1,028,330	$823,895
Realized cash carry	250,500	81,532	168,320	690,027	475,707
Net realized principal investment income	250,856	102,766	366,878	657,139	866,776
Total Cash Revenue	797,040	459,123	763,740	2,375,496	2,166,378

Cash Expenses
Realized cash carry allocated to carry pool	100,200	32,613	67,328	276,011	190,283
Compensation and benefits	95,945	92,229	76,001	343,772	272,811
Occupancy and related charges	14,264	15,674	13,763	56,327	55,068
Other operating expenses	65,342	60,884	52,799	215,883	176,205
Total Cash Expenses	275,751	201,400	209,891	891,993	694,367

Cash income (loss) before noncontrolling interests and local taxes	521,289	257,723	553,849	1,483,503	1,472,011

Less: local income taxes	(8,995)	(4,566)	(6,314)	(21,238)	(15,572)
Less: noncontrolling interests	(1,943)	(2,020)	(1,245)	(6,387)	(7,043)
Total distributable earnings	510,351	251,137	546,290	1,455,878	1,449,396

Less: estimated current corporate income taxes	(26,809)	(30,140)	(23,078)	(98,814)	(66,733)

Distributable Earnings, net of taxes	483,542	220,997	523,212	1,357,064	1,382,663

Less: Undistributed net realized principal investment income	(150,514)	(61,660)	(44,497)	(394,285)	(544,395)

Distributed Earnings	$333,028	$159,337	$478,715	$962,779	$838,268

Distribution per KKR & Co. L.P. common unit	$0.48	$0.23	$0.70	$1.40	$1.22

Components of Distribution per KKR & Co. L.P. common unit

After-tax FRE	$0.12	$0.10	$0.08	$0.42	$0.32
Realized Cash Carry	$0.22	$0.07	$0.15	$0.60	$0.43
Distributed Net Realized Principal Investment Income	$0.14	$0.06	$0.47	$0.38	$0.47

Adjusted Units (Reduced for Unvested Common Units)	692,512,345	689,795,274	685,916,967

Payout Ratio	68.9%	72.1%	91.5%	70.9%	60.6%

DISTRIBUTION POLICY

KKR intends to make quarterly cash distributions in amounts that in the aggregate are expected to constitute substantially all of the cash earnings of its investment management business and 40% of the net cash income from realized principal investments, in each case in excess of amounts determined by KKR to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its investment funds and to comply with applicable law and any of its debt instruments or other obligations. For purposes of KKR’s distribution policy, its distributions are expected to consist of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool and (iii) a percentage of net realized principal investment income. This amount is expected to be reduced by (i) corporate and applicable local taxes, if any, (ii) non-controlling interests, and (iii) amounts determined by KKR to be necessary or appropriate for the conduct of its business and other matters as discussed above.

The declaration and payment of any distributions are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P., which may change the distribution policy at any time, and the terms of its limited partnership agreement. There can be no assurance that distributions will be made as intended or at all or that unitholders will receive sufficient distributions to satisfy payment of their tax liabilities as limited partners of KKR & Co. L.P. When KKR & Co. L.P. receives distributions from the KKR Group Partnerships (the holding companies of the KKR business), KKR Holdings receives its pro rata share of such distributions from the KKR Group Partnerships.

KKR

Notes to Reportable Segments (Unaudited)

The segment key performance measures that follow are used by management in making operating and resource deployment decisions as well as assessing the overall performance of each of KKR’s reportable business segments. The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR’s reportable segments are presented without giving effect to the consolidation of the funds that KKR manages.

KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.

Fee related earnings (“FRE”) is comprised of segment fees less segment expenses (other than certain compensation and general and administrative expenses incurred in the generation of net realized principal investment income). This measure is used by management as an alternative measurement of the operating earnings of KKR and its business segments before investment income. We believe this measure is useful to unitholders as it provides additional insight into the operating profitability of our fee generating management companies and capital markets businesses. The components of FRE on a segment basis differ from the equivalent GAAP amounts on a consolidated basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity charges and other non-cash compensation charges borne by KKR Holdings or incurred under the KKR & Co. L.P. 2010 Equity Incentive Plan; (vi) the exclusion of certain reimbursable expenses; and (vii) the exclusion of certain non-recurring items.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to unitholders as it provides additional insight into the overall profitability of KKR’s businesses inclusive of investment income and carried interest. ENI is comprised of: (i) FRE plus (ii) segment investment income (loss), which is reduced for carry pool allocations, management fee refunds, interest expense and certain compensation and general and administrative expenses incurred in the generation of net realized principal investment income; less (iii) certain economic interests in KKR’s segments held by third parties. ENI differs from net income (loss) on a GAAP basis as a result of: (i) the exclusion of the items referred to in FRE above; (ii) the exclusion of investment income (loss) relating to noncontrolling interests; and (iii) the exclusion of income taxes.

Net realized principal investment income refers to net cash income from (i) realized investment gains and losses excluding certain realized investment losses from principal investments during the second quarter of 2013 to the extent unrealized losses on these investments were recognized prior to the combination with KPE on October 1, 2009, (ii) dividend income and (iii) interest income net of interest expense less certain compensation and general and administrative expenses incurred in the generation of net realized principal investment income in each case generated by KKR’s principal investments held on or through KKR’s balance sheet in our Capital Markets and Principal Activities segment. This is a term to describe a portion of KKR’s quarterly distribution.

Total distributable earnings is the sum of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool and (iii) net realized principal investment income; less (i) applicable local income taxes, if any, and (ii) noncontrolling interests. We believe this measure is useful to unitholders as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses), and also assess amounts available for distribution to KKR unitholders. However, total distributable earnings is not a measure that calculates actual distributions under KKR’s current distribution policy.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. We believe this measure is useful to unitholders as it provides additional insight into KKR’s capital raising activities and the overall activity in its investment funds and vehicles. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR's fixed income products; (iv) the value of outstanding structured finance vehicles; and (v) the fair value of other assets managed by KKR. KKR’s definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives fees. We believe this measure is useful to unitholders as it provides additional insight into the capital base upon which KKR earns management fees. This relates to KKR’s capital raising activities and the overall activity in its investment funds and vehicles, for only those funds and vehicles where KKR receives fees (i.e., excluding vehicles that receive only carried interest or general partner capital). FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Committed dollars invested is the aggregate amount of capital commitments that have been invested by KKR’s investment funds and carry-yielding co-investment vehicles and is used as a measure of investment activity for KKR and its business segments during a given period. We believe this measure is useful to unitholders as it provides additional insight into KKR’s investment of committed capital. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a fee or carried interest and (ii) capital invested by KKR’s investment funds and vehicles.

Gross dollars invested is the aggregate amount of capital that has been invested by all of KAM’s investment vehicles in our private credit non-liquid strategies and is used as a measure of investment activity for KAM in a given period. We believe this measure is useful to unitholders as it provides additional insight into KAM’s investment of capital across its private credit non-liquid strategies for all the investment vehicles which it manages. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KAM is entitled to a fee or carried interest and (ii) internal and proprietary capital invested by KAM’s investment funds and vehicles.

Syndicated capital is generally the aggregate amount of capital in transactions originated by KKR investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in committed dollars invested and (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds and vehicles. Syndicated capital is used as a measure of investment activity for KKR and its business segments during a given period, and we believe that this measure is useful to unitholders as it provides additional insight into levels of syndication activity in KKR’s Capital Markets and Principal Activities segment and across its investment platform.

Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to unitholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and vehicles to make future investments.

Adjusted units are used as a measure of the total equity ownership of KKR that is held by KKR & Co. L.P. and KKR Holdings and represent the fully diluted unit count using the if-converted method. We believe this measure is useful to unitholders as it provides an indication of the total equity ownership of KKR as if all outstanding KKR Holdings units had been exchanged for common units of KKR & Co. L.P.

Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s private equity funds, investment vehicles and principal investments. These financing arrangements are not direct obligations of the general partners of KKR’s private equity funds or its management companies. On a segment basis, interest expense is included in other investment income. We believe this measure is useful to unitholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds and vehicles and other noncontrolling interest holders. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations.

Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of KKR’s investment portfolio, including carried interest, as well as KKR’s overall liquidity position. We believe this measure is useful to unitholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders. Book value differs from KKR & Co. L.P. Partners’ Capital on a GAAP basis primarily as a result of the exclusion of ownership interests attributable to KKR Holdings.

Fee related EBITDA is comprised of FRE before the impact of depreciation of fixed assets and amortization of intangible assets and is used by management as a measure of the cash earnings of KKR and its business segments before investment income. We believe this measure is useful to unitholders as it provides additional insight into the amount of cash earnings generated by KKR’s management companies and capital markets businesses.

Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to unitholders as it provides additional insight into KKR’s available liquidity. Cash and short-term investments differ from cash and cash equivalents on a GAAP basis as a result of the inclusion of liquid short-term investments in cash and short-term investments.

KKR
EXHIBIT A
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT (GAAP BASIS)
TO ENI AFTER TAXES PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	December 31, 2013	September 30, 2013	December 31, 2012

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$0.96	$0.73	$0.39
Weighted Average Common Units Outstanding - Basic	288,045,501	282,148,802	249,303,558
Net income (loss) attributable to KKR & Co. L.P.	277,913	204,740	96,728
Plus: Net income (loss) attributable to noncontrolling
interests held by KKR Holdings L.P.	393,739	300,169	170,256
Plus: Non-cash equity based charges	60,331	85,215	70,170
Plus: Amortization of intangibles and other, net	45,265	15,979	4,898
Plus: Income taxes	12,401	7,644	5,628
Economic net income (loss)	789,649	613,747	347,680
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	30,128	31,227	15,198
Economic net income (loss) after equity-based charges	759,521	582,520	332,482
Less: Provision for income taxes	16,048	11,950	10,632
Economic net income (loss) after taxes and equity-based charges	743,473	570,570	321,850
Plus: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	30,128	31,227	15,198
Economic net income (loss) after taxes	773,601	601,797	337,048
Weighted Average Adjusted Units	716,807,180	715,781,663	704,805,537
Economic net income (loss) after taxes per adjusted unit	1.08	0.84	0.48
Weighted Average Adjusted Units	716,807,180	715,781,663	704,805,537
Economic net income (loss) after taxes	773,601	601,797	337,048
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	30,128	31,227	15,198
Economic net income (loss) after taxes and equity-based charges	743,473	570,570	321,850
Weighted Average Adjusted Units	716,807,180	715,781,663	704,805,537
Economic net income (loss) after taxes and equity-based charges per adjusted unit	$1.04	$0.80	$0.46

	Year Ended
	December 31, 2013	December 31, 2012

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$2.51	$2.35
Weighted Average Common Units Outstanding - Basic	274,910,628	238,503,257
Net income (loss) attributable to KKR & Co. L.P.	691,226	560,836
Plus: Net income (loss) attributable to noncontrolling
interests held by KKR Holdings L.P.	1,056,126	1,116,740
Plus: Non-cash equity based charges	307,514	400,207
Plus: Amortization of intangibles and other, net	102,789	9,683
Plus: Income taxes	37,926	43,405
Economic net income (loss)	2,195,581	2,130,871
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	114,709	62,877
Economic net income (loss) after equity-based charges	2,080,872	2,067,994
Less: Provision for income taxes	61,601	102,420
Economic net income (loss) after taxes and equity-based charges	2,019,271	1,965,574
Plus: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	114,709	62,877
Economic net income (loss) after taxes	2,133,980	2,028,451
Weighted Average Adjusted Units	714,835,941	699,988,443
Economic net income (loss) after taxes per adjusted unit	2.99	2.90
Weighted Average Adjusted Units	714,835,941	699,988,443
Economic net income (loss) after taxes	2,133,980	2,028,451
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	114,709	62,877
Economic net income (loss) after taxes and equity-based charges	2,019,271	1,965,574
Weighted Average Adjusted Units	714,835,941	699,988,443
Economic net income (loss) after taxes and equity-based charges per adjusted unit	$2.82	$2.81

KKR
EXHIBIT A (CONTINUED)
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. (GAAP BASIS)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS, FEE RELATED EBITDA, AND TOTAL DISTRIBUTABLE EARNINGS (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	December 31, 2013	September 30, 2013	December 31, 2012

Net income (loss) attributable to KKR & Co. L.P.	$277,913	$204,740	$96,728
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	393,739	300,169	170,256
Plus: Non-cash equity based charges	60,331	85,215	70,170
Plus: Amortization of intangibles and other, net	45,265	15,979	4,898
Plus: Income taxes	12,401	7,644	5,628
Economic net income (loss)	789,649	613,747	347,680
Plus: Income attributable to segment noncontrolling interests	1,943	2,020	1,245
Less: Investment income (loss)	671,459	509,729	262,946
Fee related earnings	120,133	106,038	85,979
Plus: Depreciation and amortization	3,658	3,601	3,580
Fee related EBITDA	$123,791	$109,639	$89,559
Less: Depreciation and amortization	3,658	3,601	3,580
Plus: Realized cash carry, net of realized cash carry allocated to carry pool	150,300	48,919	100,992
Plus: Net realized principal investment income	250,856	102,766	366,878
Less: Local income taxes and noncontrolling interests	10,938	6,586	7,559
Total distributable earnings	$510,351	$251,137	$546,290

	Year Ended
	December 31, 2013	December 31, 2012

Net income (loss) attributable to KKR & Co. L.P.	$691,226	$560,836
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	1,056,126	1,116,740
Plus: Non-cash equity based charges	307,514	400,207
Plus: Amortization of intangibles and other, net	102,789	9,683
Plus: Income taxes	37,926	43,405
Economic net income (loss)	2,195,581	2,130,871
Plus: Income attributable to segment noncontrolling interests	6,387	7,043
Less: Investment income (loss)	1,789,620	1,818,103
Fee related earnings	412,348	319,811
Plus: Depreciation and amortization	14,648	12,499
Fee related EBITDA	$426,996	$332,310
Less: Depreciation and amortization	14,648	12,499
Plus: Realized cash carry, net of realized cash carry allocated to carry pool	414,016	285,424
Plus: Net realized principal investment income	657,139	866,776
Less: Local income taxes and noncontrolling interests	27,625	22,615
Total distributable earnings	$1,455,878	$1,449,396

KKR
EXHIBIT A (CONTINUED)
RECONCILIATION OF KKR & CO. L.P. PARTNERS' CAPITAL (GAAP BASIS)
TO BOOK VALUE AND BOOK VALUE PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	As of	As of
	December 31, 2013	December 31, 2012

KKR & Co. L.P. partners’ capital	$2,722,010	$2,004,359

Noncontrolling interests held by KKR Holdings L.P.	5,116,761	4,981,864

Equity impact of KKR Management Holdings Corp. and other	(76,171)	(29,039)

Book value	7,762,600	6,957,184

Adjusted units	716,676,699	704,780,484

Book value per adjusted unit	$10.83	$9.87

RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP BASIS)
TO CASH AND SHORT-TERM INVESTMENTS (SEGMENT BASIS) (UNAUDITED)
(Amounts in thousands)

	As of	As of
	December 31, 2013	December 31, 2012

Cash and cash equivalents	$1,306,383	$1,230,464

Liquid short-term investments	854,714	303,823

Cash and short-term investments	$2,161,097	$1,534,287

KKR
EXHIBIT B

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING TO WEIGHTED AVERAGE ADJUSTED UNITS (UNAUDITED)

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units.

	Quarter Ended
	December 31, 2013	September 30, 2013	December 31, 2012
Weighted Average GAAP Common Units Outstanding - Basic	288,045,501	282,148,802	249,303,558
Weighted Average Unvested Common Units(a)	24,294,835	25,986,389	18,888,570
Weighted Average GAAP Common Units Outstanding - Diluted	312,340,336	308,135,191	268,192,128
Adjustments:
Weighted Average KKR Holdings Units(b)	404,466,844	407,646,472	436,613,409
Weighted Average Adjusted Units	716,807,180	715,781,663	704,805,537

	Year Ended
	December 31, 2013	December 31, 2012
Weighted Average GAAP Common Units Outstanding - Basic	274,910,628	238,503,257
Weighted Average Unvested Common Units(a)	25,343,462	15,589,903
Weighted Average GAAP Common Units Outstanding - Diluted	300,254,090	254,093,160
Adjustments:
Weighted Average KKR Holdings Units(b)	414,581,851	445,895,283
Weighted Average Adjusted Units	714,835,941	699,988,443

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING TO ADJUSTED UNITS (UNAUDITED)

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units.

	As of	As of
	December 31, 2013	December 31, 2012
GAAP Common Units Outstanding - Basic	288,143,327	253,363,691
Unvested Common Units(a)	24,164,354	18,863,517
GAAP Common Units Outstanding - Diluted	312,307,681	272,227,208
Adjustments:
KKR Holdings Units(b)	404,369,018	432,553,276
Adjusted Units	716,676,699	704,780,484

(a)	Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. The issuance of common units of KKR & Co. L.P. pursuant to awards under its equity incentive plan dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.
(b)	Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.

CONTACT:
Investor Relations:
Kohlberg Kravis Roberts & Co. L.P.
Craig Larson
+1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com
or
Media:
Kohlberg Kravis Roberts & Co. L.P.
Kristi Huller
+1-212-750-8300
media@kkr.com